SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/_/  Definitive Additional Materials
/_/  Soliciting Material Pursuant to Rule 14a(c) or Rule 14a-12


                                   QNB CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No Fee Required.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________

2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid: ______________________________________________

     2)   Form, Schedule or Registration Statement No.: ________________________

     3)   Filing Party: ________________________________________________________

     4)   Date Filed: __________________________________________________________

__________

*Set forth the amount on which the filing fee is calculated and state how it was determined.

QNB       [LOGO]                Proxy Statement
CORP.                            April 13, 2001

                           [LETTERHEAD OF QNB CORP.]


April 13, 2001


Dear Shareholder:

The 2001 Annual Meeting of Shareholders of QNB Corp. will be held at the offices of The Quakertown National Bank, 320 West Broad Street, Quakertown, Pennsylvania 18951 on Tuesday, May 15, 2001, at 11:00 a.m., local time. Notice of the annual meeting, QNB's proxy statement, proxy card and 2000 annual report are enclosed.

At this year's annual meeting, you are being asked to elect three Class I directors, and to approve the adoption of the 2001 Employee Stock Purchase Plan. These proposals are fully described in the accompanying proxy statement, which you are urged to read carefully.

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY ENDORSED THE CANDIDATES FOR ELECTION AND APPROVED THE OTHER PROPOSAL DESCRIBED IN THE PROXY STATEMENT. WE RECOMMEND THAT YOU VOTE "FOR" ALL THREE CANDIDATES, AND "FOR" THE ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting in person, please mark, date and sign the enclosed proxy card and return it in the envelope provided.

If you have any questions with regard to the annual meeting, please contact Jean Scholl, at (215) 538-5600, extension 5706.

Thank you for your cooperation and continuing support.


Sincerely,


/s/  Thomas J. Bisko

     Thomas J. Bisko
     President and
     Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  OF QNB CORP.

                                   ----------

                           TO BE HELD ON MAY 15, 2001


     Notice is hereby given that the 2001 Annual Meeting of Shareholders of QNB Corp. will be held at the offices of The Quakertown National Bank, 320 West Broad Street, Quakertown, Pennsylvania 18951, on Tuesday, May 15, 2001 at 11:00 a.m., local time, for the following purposes:

     (1)  To elect three Class I directors; and

     (2)  To approve the Corporation's 2001 Employee Stock Purchase Plan.

     (3) To transact any other business properly presented at the annual meeting or any adjournment(s) of the meeting.

     The Board of Directors fixed the close of business on March 30, 2001 as the record date for the purpose of determining those shareholders entitled to notice of and to vote at the annual meeting, either in person or by proxy.

     All shareholders are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, you are requested to mark, date, sign and mail the enclosed proxy in the envelope supplied, as soon as possible. At any time prior to the proxy being voted, it is revocable by written notice to QNB in accordance with the instructions set forth in the enclosed proxy statement including by voting at the meeting in person. If you attend the annual meeting, you may withdraw your proxy before it is voted and then vote your shares in person.


By Order of the Board of Directors,


/s/  Charles M. Meredith, III

Charles M. Meredith, III
Secretary

Quakertown, Pennsylvania
April 13, 2001

                                    QNB Corp.
                              10 North Third Street
                                  P.O. Box 9005
                         Quakertown, Pennsylvania 18951
                                 (215) 538-5600

                                   ----------

                                 PROXY STATEMENT


               2001 ANNUAL MEETING OF SHAREHOLDERS - MAY 15, 2001

     This proxy statement is being furnished to holders of the common stock, par value $1.25 per share, of QNB Corp. in connection with the solicitation of proxies by the Board of Directors for use at the 2001 Annual Meeting of Shareholders. The annual meeting will be held at the offices of The Quakertown National Bank at 320 West Broad Street, Quakertown, Pennsylvania 18951, on May 15, 2001 at 11:00 a.m., local time.

     As of the date of this proxy statement, the Board of Directors knows of no business that will be presented for consideration at the annual meeting other than that referred to in the enclosed Notice of Annual Meeting and described in this proxy statement. As to other business, if any, properly presented at the annual meeting, executed proxies will be voted in accordance with the judgment of the person or persons voting the proxy.

     The cost of solicitation of proxies will be paid by QNB. QNB will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of QNB's common stock. In addition to solicitations by mail, directors, officers, and employees of QNB and the bank may solicit proxies personally or by telephone, without additional compensation.

     These proxy materials are first being mailed to shareholders on or about April 13, 2001.

Date, Time and Place of Meeting

     The annual meeting will be held on Tuesday, May 15, 2001 at 11:00 a.m., local time, at the bank's offices at 320 West Broad Street, Quakertown, Pennsylvania 18951.

Outstanding Securities; Quorum; Voting Rights; and Record Date

     The close of business on March 30, 2001 was fixed as the record date for the purpose of determining those shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements of the meeting. As of the close of business on that date, QNB had issued and outstanding 1,476,963 shares of common stock.

     Shareholders are entitled to one vote for each share of common stock held of record on the record date with respect to each matter to be voted on at the annual meeting.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the common stock on the record date is necessary to constitute a quorum at the annual meeting.

Solicitation of Proxies

     The Board of Directors solicits this proxy for use at QNB's 2001 annual meeting of shareholders.


Voting and Revocability of Proxies

     Shares of common stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated on the proxies, the shares will be voted FOR the election of QNB's nominees to the Board of Directors, and FOR approval of the proposed Employee Stock Purchase Plan. The Board of Directors does not anticipate that any matters will be presented at the annual meeting other than as set forth in the accompanying Notice of Annual Meeting. In the event that any other matters are properly presented at the annual meeting, proxies will be voted in the discretion of the proxy holders as to such matters.

     A shareholder who executes and returns a proxy has the power to revoke it at any time before it is voted by delivering to Mr. Charles M. Meredith, III, Secretary of QNB, at the offices of QNB, at the address indicated above, either a written notice of the revocation or a duly executed later-dated proxy, or by attending the annual meeting and voting in person after giving notice of the revocation.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 30, 2001, the number of shares of common stock, par value $1.25 per share, beneficially owned by each current director and nominee for director, by each executive officer, and by all directors, nominees and executive officers of QNB and the bank, as a group. Unless otherwise indicated, shares are held individually. The address for each person is 320 West Broad Street, P.O. Box 9005, Quakertown, Pennsylvania 18951.

                                                                Amount and Nature of      Percentage of
Name of Beneficial Owner                                      Beneficial Ownership (1)      Class (3)
------------------------                                      ------------------------    -------------
Norman L. Baringer, Director                                          6,299 (4)                 *

Thomas J. Bisko, Director                                            16,727 (2)(5)            1.10%
  President/Chief Executive Officer (Corp. and Bank)

Kenneth F. Brown, Jr., Director                                      60,111 (6)               3.96%

Dennis Helf, Director                                                 7,345 (7)                 *

Donald T. Knauss, Director                                           42,635 (8)               2.81%

Bret H. Krevolin, Executive Vice President/                           9,910 (2)(9)              *
  Chief Financial Officer (Bank)
  Chief Accounting Officer (Corp.)

Bryan S. Lebo, Senior Vice President of                               8,843 (2)(10)             *
  Lending (Bank)

G. Arden Link, Director (Bank)                                        2,729 (11)                *

Charles M. Meredith III, Director                                    40,500 (12)              2.67%

Gary S. Parzych, Director                                             3,727 (13)                *

Henry L. Rosenberger, Director                                       11,130 (14)                *

Mary Ann Smith, Senior Vice President/                               11,518 (2)(15)             *
  Chief Information Officer (Bank)

Edgar L. Stauffer, Director                                          47,365 (16)              3.12%

Robert C. Werner, Executive Vice President/                          11,209 (2)(17)             *
  Chief Operating Officer (Bank)
  Vice President (Corp.)

Current Directors, Nominees
  & Executive Officers
  as a Group (14 persons)                                           280,048                  18.44%

----------

*    Less than 1.00%

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities that the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after March 30, 2001. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Includes 16,800 immediately exercisable options in the aggregate and 24,800 options in the aggregate that become exercisable over time or that could be exercisable immediately upon a change of control of the corporation by the respective executive officer.

(3)  Numbers are rounded-off to the nearest one-hundredth percent.

(4) Includes 3,515 shares owned jointly by Mr. Baringer with his wife, Nancy, and 997 shares held in her individual capacity.

(5) Includes 6,495 shares owned jointly by Mr. Bisko with his wife, Barbara; 62 shares held of record by Mr. Bisko's daughter, as to which Mr. Bisko has the sole voting and dispositive power; and 3,360 exercisable options and 4,960 options that become exercisable over time awarded under the Stock Incentive Plan.

(6)  Includes 59,257 shares owned jointly by Mr. Brown with his wife, Pamela.

(7)  Includes 6,505 shares owned jointly by Mr. Helf with his wife, Mary.

(8)  Includes 9,412 shares owned by Mr. Knauss's wife, Ruth.

(9) Includes 1,543 shares owned jointly by Mr. Krevolin with his wife, Susan, and 3,360 exercisable options and 4,960 options that become exercisable over time awarded under the Stock Incentive Plan.

(10) Includes 315 shares owned jointly by Mr. Lebo with his wife, Elaine, and 3,360 exercisable options and 4,960 options that become exercisable over time awarded under the Stock Incentive Plan.

(11) Includes 175 shares owned jointly by Mr. Link with his wife, Dorothy.

(12) Includes 5,292 shares owned jointly by Mr. Meredith with his wife, Elizabeth; 2,396 shares held in her individual capacity; and 3,400 shares held of record by Franklin & Meredith, Inc.

(13) Includes 1,050 shares owned by Mr. Parzych's wife, Karen, and 1,050 shares held of record by Eugene T. Parzych, Inc.

(14) Includes 6,615 shares held of record by Rosenberger Companies, Ltd.

(15) Includes 852 shares owned jointly by Ms. Smith with her husband, Randall; 218 shares held of record by Ms. Smith's children, as to which Ms. Smith has the sole voting and dispositive power; and 3,360 exercisable options and 4,960 options that become exercisable over time awarded under the Stock Incentive Plan.

(16) Includes 30,970 shares owned jointly by Mr. Stauffer with his wife, Mary Blake, and 4,602 shares held in her individual capacity.

(17) Includes 2,709 shares owned jointly by Mr. Werner with his wife, Judith, and 3,360 exercisable options and 4,960 options that become exercisable over time awarded under the Stock Incentive Plan.

                       BENEFICIAL OWNERSHIP OF SECURITIES

     On March 30, 2001, 1,476,963 shares of common stock, par value $1.25 per share were issued, outstanding and entitled to vote. The following table sets forth the names of persons who, directly or indirectly, are known to QNB's management to be the beneficial owners (as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934), of at least 5% of QNB's outstanding common stock as of March 30, 2001.

Name and Address of                       Number of Shares     Percentage of
Beneficial Owner                              Owned (1)          Class (2)
-------------------                       ----------------     -------------
James C. Ebbert                                123,509             8.36%
303 Edgemont Avenue
Quakertown, PA  18951

----------

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after March 30, 2001. Beneficial ownership may be disclaimed as to certain of the securities.

(2)  Numbers are rounded off to the nearest one-hundredth percent.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS


The Board of Directors

     QNB's Articles of Incorporation and By-Laws provide that the Board of Directors shall consist of nine members and shall be divided into three classes, Class I, Class II, and Class III, which shall be as nearly equal in number as possible. The three directors currently constituting Class I have been nominated for re-election at the annual meeting. Directors in Class II and Class III will hold office until the 2002 and 2003 annual meetings, respectively.

The Nominees

     At the annual meeting, three directors will be elected. Each director so elected will hold office until the 2004 annual meeting of shareholders and until his successor in office is duly qualified and elected.

     To the extent given discretion, the persons named in the accompanying proxy intend to vote FOR each of the nominees listed below. In the event that any nominee should decline to serve or be unable to serve, the persons named as proxies may vote for the election of such person or persons as the Board of Directors recommends. The Board of Directors does not maintain a Nominating Committee.

     Set forth below, with respect to each director nominee, is his name, age, the time period served as a director and his principal occupation(s) or employment and business affiliation(s) at present and during the last five years.

Voting Requirements

     The three director candidates are required to be elected by the affirmative vote of a majority of the outstanding shares on the record date. Votes may be cast in favor or withheld for any or all of the nominees.

     Abstentions and broker non-votes will neither be counted for nor against a nominee, but the shares represented by any abstention or broker non-vote will be considered present at the annual meeting for quorum purposes.

                                 RECOMMENDATION

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EACH OF THESE
                   NOMINEES BE ELECTED AS A CLASS I DIRECTOR.

CURRENT CLASS I DIRECTORS AND NOMINEES FOR THREE YEAR TERM EXPIRING IN 2004

     Gary S. Parzych

     Age 45; President, Eugene T. Parzych, Inc. (construction company), Trumbauersville, PA from 1980 to present; President, Finland Leasing Company, Inc. (real estate holding company), Trumbauersville, PA from June 1986 to present; Director of Quakertown Community School Board from January 1987 to present; a Director of QNB and the Bank since 1995.

     Norman L. Baringer

     Age 70; Retired, Baringer Assoc. Inc. (insurance, real estate brokerage), Quakertown, PA; President, Baringer Assoc. Inc. from 1985 to 1995; a Director of QNB and the Bank since 1992.

     Charles M. Meredith, III

     Age 65; Secretary of QNB and the Bank from April 1994 to present; Co-Owner, Franklin & Meredith Inc. (commercial publisher), Quakertown, PA; a Director of the Bank since 1968; a Director of QNB since 1984.

Continuing Directors Serving Until 2002 (Class II Directors)

     Kenneth F. Brown, Jr.

     Age 45; President, McAdoo & Allen, Inc. (manufacturer of inorganic pigment and leather products), Quakertown, PA from September 1989 to present; Executive Vice President, McAdoo & Allen, Inc. from April 1976 to August 1989; a Director of QNB and the Bank since 1993.

     Henry L. Rosenberger

     Age 55; President of Rosenberger Companies, Ltd. from 1998 to present; Chairman/CEO, Rosenberger's Cold Storage, Inc. (refrigerated storage), Hatfield, PA from 1993 to 1998; President, Rosenberger's Cold Storage, Inc. from June 1981 to 1996; Chairman/CEO, Rosenberger's Cold Transport, Inc. (refrigerated trucks) from 1996 to 1998; President, Rosenberger's Cold Transport, Inc. from October 1984 to 1996; President, Dock Woods Community, Inc. (retirement community) from January 1988 to present; a Director of QNB and the Bank since 1984.

     Edgar L. Stauffer

     Age 63; Co-Owner, Stauffer Manufacturing Corporation (manufacturer and importer of industrial work gloves and safety equipment), Red Hill, PA from August 1959 to present; Co-Owner, H. Texier Glove Corporation, Inc. from September 1983 to December 1999; a Director of the Bank since 1983; a Director of QNB since 1984.

Continuing Directors Serving Until 2003 (Class III Directors)

     Dennis Helf

     Age 54; Private Investment Advisor from 1995 to present; Partner, Grim Biehn Thatcher & Helf (law firm), Quakertown, PA from 1980 to December 1995; a Director of the Bank since January 1996; a Director of QNB since 1997.

     Donald T. Knauss

     Age 75; Secretary of QNB from 1984 to April 1994; Secretary of the Bank from 1968 to April 1994; Retired, E.W. Knauss & Son, Inc. (meat processing), Quakertown, PA; Chairman of the Board, E.W. Knauss & Son, Inc. from 1986 to 1996; a Director of the Bank since 1954; a Director of QNB since 1984.

     Thomas J. Bisko

     Age 53; Chief Executive Officer of the Bank and QNB from March 1988 to present; President of the Bank from September 1985 to present; Treasurer of QNB from February 1986 to present; President of QNB from May 1986 to present; a Director of QNB and the Bank since 1985.

                   THE BOARDS OF DIRECTORS OF QNB AND THE BANK

     Each current director of QNB is also a current member of the bank's Board of Directors. G. Arden Link is only a member of the bank's Board of Directors.

     Both QNB's and the bank's Board of Directors met 13 times in 2000. All current directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors (held for the period for which he has been a director) and (2) the total number of meetings held by all committees of the board on which he served (during the periods that he served).

     QNB's Board of Directors established the following committees, among others:

     Executive Committee. The Executive Committee is authorized to exercise all of the authority of the Board of Directors in the management of QNB between Board meetings, unless otherwise provided in QNB's By-Laws. The Executive Committee did not meet in 2000. The members of the Executive Committee are Directors Bisko, Helf, Knauss, Meredith and Stauffer.

     Compensation Committee. The Compensation Committee's primary function is to review and determine the compensation of present and proposed senior members of QNB's management. The Compensation Committee met two times in 2000. The members of the Compensation Committee are Directors Helf, Knauss, Meredith, Rosenberger, and Stauffer.

     Audit Committee. The Audit Committee recommends the engagement and discharge of the independent certified public accountants, reviews their annual audit plan and the results of their auditing activities, and considers the range of audit and non-audit fees. It also reviews the general audit plan, scope and results of QNB's procedures for internal auditing. The reports of examination of QNB and its subsidiary by state and federal bank regulatory examiners are reviewed by the Audit Committee. The bank also has a standing Audit Committee which performs the same functions as QNB's Audit Committee. The members of QNB's and the bank's Audit Committee are Directors Baringer, Meredith, and Rosenberger. The Audit Committee of QNB and the bank met five times in 2000.

Compensation of the Board of Directors.

     Each director of QNB is also a member of the bank's Board of Directors. During 2000, directors, with the exception of those who are full-time employees of QNB or the bank, received an annual fee of $5,000. In addition, each director received a fee of $400 for each Board meeting attended. Directors are not reimbursed for QNB Board meetings. Members of the committees of the Board of Directors also received $150 for each committee meeting attended, provided the committee meeting was not held as part of a scheduled Board meeting.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee makes recommendations to the Board of Directors concerning general guidelines on compensation of employees and specific recommendations for Mr. Bisko. The membership of the committee consists solely of outside directors.

Audit Committee Report

     Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, QNB's Audit Committee submits the following report:

                  Audit Committee Report to Board of Directors

     The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of QNB's accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this proxy statement as Exhibit 1.

     Management is responsible for QNB's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of QNB's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2000 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in QNB's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.


                                        Respectfully submitted,
                                        THE AUDIT COMMITTEE

                                        Henry L. Rosenberger, Chairman
                                        Norman L. Baringer
                                        Charles M. Meredith, III


Consideration of Non-audit Services Provided by the Independent Accountant

     The Audit Committee considered whether the services provided under other non-audit services are compatible with maintaining the auditor's independence.

Audit Fees

     The aggregate fees billed for professional services rendered by KPMG LLP for the audit of our annual consolidated financial statements for the year ended December 31, 2000, and the reviews of the condensed financial statements included in our quarterly report on Forms 10-Q for the year ended December 31, 2000, were $52,850.

Financial Information Systems Design and Implementation Fees

     There were no fees billed for information technology services rendered by KPMG LLP during the year ended December 31, 2000.

All Other Fees

     The aggregate fees billed for all non-audit services, exclusive of the fees, if any, disclosed above relating to information technology services but including fees for tax-related services, rendered by KPMG LLP during the year ended December 31, 2000, were $15,700.

                                   PROPOSAL 2

                            ADOPTION OF THE QNB CORP.
                          EMPLOYEE STOCK PURCHASE PLAN


Summary Plan Description

     On March 20, 2001 the Board of Directors adopted the QNB Corp. Employee Stock Purchase Plan, subject to approval by the shareholders at the annual meeting. The QNB Corp. Employee Stock Purchase Plan offers eligible employees an opportunity to purchase from the corporation shares of QNB Corp. common stock, $1.25 par value at a 10% discount from the fair market value as determined in accordance with the terms of the Plan. An employee is considered eligible to participate in the Plan if they have had at least one year continuous service to QNB preceding the Offer Date. Employees who are regularly scheduled to work 20 hours or less a week are not eligible to participate in the Plan. As of February 28, 2001, there were 121 employees eligible to participate in the Plan. It is undetermined as to the anticipated level of participation in the proposed Plan.

     Purchases under the Plan will be made by payroll deductions over a six month offering period. The purpose of the Plan is to provide an incentive for eligible employees to remain in the employ of QNB and to devote their best efforts to its success by affording such employees an opportunity to acquire the common stock in a convenient and advantageous manner and to maintain a proprietary interest in QNB.

     The Plan is intended to be an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, nor is it qualified under Section 401(a) of the Code. The Plan document is attached as Exhibit 2 to this proxy statement.

Duration of the Plan

     The Plan will remain in effect until (i) terminated by action of the Board of Directors of QNB, (ii) all common stock subject to the Plan has been purchased by the employees, or (iii) June 1, 2006, whichever occurs first. A maximum of 20,000 shares of common stock may be issued under the Plan.

     One or more offerings to purchase common stock will be made during the term of the Plan. It is anticipated that additional offerings of six months each will be made under the Plan commencing on June 1 and December 1 of each year during the term of the Plan. The initial offering, pending shareholder approval, will commence June 1, 2001.

Quorum and Voting Requirements

     A quorum for the purpose of acting on this proposal, requires the presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of QNB. The affirmative vote of the holders of a majority of the outstanding shares of QNB's shares present, in person or by proxy, is required for the adoption of this Proposal.

Board of Directors' Recommendations

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT YOU VOTE FOR THE ADOPTION OF THE PROPOSED EMPLOYEE STOCK PURCHASE PLAN. UNLESS OTHERWISE DIRECTED, YOUR PROXY WILL BE VOTED IN FAVOR OF ADOPTION.

                             EXECUTIVE COMPENSATION

     Since the formation of QNB in 1984, none of its executive officers have received any separate compensation from QNB. Thomas J. Bisko, Robert C. Werner, and Bret H. Krevolin are the only executive officers of QNB that are also executive officers of the bank. The following information is furnished concerning the chief executive officer and the executive officers of QNB or the bank whose aggregate remuneration from the bank exceeded $100,000 during the fiscal years ended December 31, 2000, 1999 and 1998.

                           Summary Compensation Table

                                           Annual Compensation              Long-Term Compensation
                                      -----------------------------   -----------------------------------
                                                                        Awards                   Pay-outs
                                                                        ------                   --------
                                                             Other    Restricted                               All Other
                                                             Annual      Stock       Options/                   Compen-
                                       Salary     Bonus     Compen-     Awards         SARs      Pay-outs       sation
Name and Position             Year       ($)       ($)       sation       ($)          (#)          ($)           ($)
                              ----    --------   -------    -------   ----------     --------    --------      ---------
Thomas J. Bisko               2000    $187,011   $18,701       $0          $0                        $0       $13,073 (1)
President and                 1999    $182,628   $18,263       $0          $0                        $0       $12,425 (1)
Chief Executive Officer       1998    $180,284   $18,028       $0          $0                        $0       $12,270 (1)

Robert C. Werner              2000    $127,140   $12,714       $0          $0                        $0       $10,171 (2)
Executive Vice President      1999    $122,250   $12,225       $0          $0                        $0        $9,780 (2)
Chief Operating Officer       1998    $117,548   $11,755       $0          $0                        $0        $9,405 (2)

Bret H. Krevolin              2000    $116,495   $11,650       $0          $0                        $0        $9,320 (3)
Executive Vice President      1999     $98,637    $9,864       $0          $0                        $0        $7,891 (3)
Chief Financial Officer       1998     $94,389    $9,439       $0          $0                        $0        $7,553 (3)

Bryan S. Lebo                 2000    $103,300   $10,330       $0          $0                        $0        $8,264 (4)
Senior Vice President         1999     $99,438    $9,944       $0          $0                        $0        $7,955 (4)
Senior Lending Officer        1998     $95,624    $9,562       $0          $0                        $0        $7,651 (4)

Mary Ann Smith                2000    $100,000   $10,000       $0          $0                        $0        $8,000 (5)
Senior Vice President         1999     $94,277    $9,428       $0          $0                        $0        $7,587 (5)
Chief Information Officer     1998     $90,042    $9,004       $0          $0                        $0        $7,225 (5)

----------

(1) Includes the bank's contributions to the 401(k) and Money Purchase Pension Plans of $13,073, $12,425, and $12,270 on behalf of Mr. Bisko for 2000, 1999 and 1998, respectively.

(2) Includes the bank's contributions to the 401(k) and Money Purchase Pension Plans of $10,171, $9,780 and $9,405 on behalf of Mr. Werner for 2000, 1999 and 1998, respectively.

(3) Includes the bank's contributions to the 401(k) and Money Purchase Pension Plans of $9,320, $7,891 and $7,553 on behalf of Mr. Krevolin for 2000,1999 and 1998, respectively.

(4) Includes the bank's contributions to the 401(k) and Money Purchase Pension Plans of $8,264, $7,955 and $7,651 on behalf of Mr. Lebo for 2000, 1999 and 1998, respectively.

(5) Includes the bank's contributions to the 401(k) and Money Purchase Pension Plans of $8,045, $7,587 and $7,225 on behalf of Ms. Smith for 2000, 1999, and 1998, respectively.

Stock Option Grants for 2000

     The following table reflects grants of stock options to Mr. Bisko, Mr. Werner, Mr. Krevolin, Mr. Lebo and Ms. Smith in fiscal year 2000.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                                                                                      Potential
                                                                                                   Realizable Value
                                                     % of Total                                       At Assumed
                                                      Options                                       Annual Rates of
                                                     Granted To    Exercise                       Stock Appreciation
                                     Options         Employees      Or Base                       For Option Term (2)
                                     Granted         In Fiscal       Price        Expiration         5%          10%
Name                                   (#)             Year        ($/Share)         Date           ($)          ($)
----                                   ----            ----       ----------      ----------      -------      -------
Thomas J. Bisko                        1680            13.3%      $    27.55      01/18/2010      $29,114      $73,765
  President
  Chief Executive Officer

Robert C. Werner                       1680            13.3%      $    27.55      01/18/2010      $29,114      $73,765
  Executive Vice President
  Chief Operating Officer

Bret H. Krevolin                       1680            13.3%      $    27.55      01/18/2010      $29,114      $73,765
  Executive Vice President
  Chief Financial Officer

Bryan S. Lebo                          1680            13.3%      $    27.55      01/18/2010      $29,114      $73,765
  Senior Vice President
  Of Lending

Mary Ann Smith                         1680            13.3%      $    27.55      01/18/2010      $29,114      $73,765
  Senior Vice President
  Chief Information Officer

----------

(1) All options granted were qualified stock options pursuant to the 1998 Stock Option Plan. The options granted vest and become exercisable after the third anniversary of their grant date.

(2) In order to realize the potential value of the stock options, QNB's common stock would be approximately $44.88 and $71.46 at a 5% and 10% appreciation rate, respectively. The dollar amounts under these columns are the result of calculations at the 5% and the 10% annualized rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any of the corporation's common stock price.

Aggregate Option Exercises and Option Values

     The following table provides information as to stock options exercised by Mr. Bisko, Mr. Werner, Mr. Krevolin, Mr. Lebo and Ms. Smith in 2000 and the value of stock options held by each officer at year-end 2000 measured in terms of the $28.00 closing bid price of QNB's common stock on December 31, 2000. Some stock options are immediately exercisable while others become exercisable over time.

              AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END STOCK OPTION VALUES

                                                                         Value of
                                           Number of Securities        Unexercised
                                          Underlying Unexercised       In-the-Money
                    Shares                 Options at 12/31/00     Options at 12/31/00
                  Acquired On    Value        (Exercisable/           (Exercisable/
                   Exercise    Realized      Unexercisable)           Unexercisable)
Name                  (#)         ($)              (#)                     ($)
--------------------------------------------------------------------------------------
Thomas J. Bisko       461       $13,600       5,040/3,360               $ 0/$756

Robert C. Werner      432       $12,750       4,935/3,360               $ 0/$756

Bret H. Krevolin      403       $11,900       4,830/3,360               $ 0/$756

Bryan S. Lebo           0       $     0       4,830/3,360               $ 0/$756

Mary Ann Smith        403       $11,900       4,830/3,360               $ 0/$756

Employment Agreements

     On September 2, 1986, QNB and Mr. Bisko entered into an employment agreement for a term of 27 years, commencing immediately and terminating on December 31, 2013 provided however, that the employment agreement may be terminated by either party upon five years' prior written notice. Under the terms of the employment agreement, Mr. Bisko is to be employed as the President of the Bank and to render services as may be reasonably required of him from time to time by the Board of Directors. Mr. Bisko may be discharged at any time for just and proper cause, except that, following a change of control of QNB (which is defined as any one person or group obtaining voting control of 25% or more of QNB's outstanding common stock), Mr. Bisko's employment may only be terminated if he materially breaches his obligations under the employment agreement, fails or refuses to comply with the proper and reasonable written policies of the Board of Directors, or is convicted of a felony. If Mr. Bisko's employment is terminated for reasons other than, among others, discharge for cause, a change in control of QNB, or death or disability, Mr. Bisko is entitled to receive a lump sum severance payment equal to five times his then current base salary. If Mr. Bisko were terminated at the minimum base salary of $193,556 as of January 1, 2001, he would be entitled to receive a maximum lump sum payment equal to $967,780. Such a provision may be deemed to be "anti-takeover" in nature inasmuch as it may discourage a potential acquiror who may desire to replace Mr. Bisko with a new president. In the event of Mr. Bisko's death or disability, QNB shall pay either to Mr. Bisko, his estate, or his designated beneficiary, an amount equal to his then current base salary in equal monthly installments, which amounts may be reduced based upon the receipt of any life or disability insurance proceeds from policies maintained by and at the expense of QNB.

Change of Control Agreements

     On July 18, 2000, the corporation and the bank entered into change of control agreements with Bret H. Krevolin, Executive Vice President and Chief Financial Officer of the bank, and Robert C. Werner, Executive Vice President and Chief Operating Officer of the bank. These agreements provide certain benefits to Mr. Krevolin and Mr. Werner in the event of a change of control of the corporation or the bank. The agreements become operative only if Mr. Krevolin and Mr. Werner are employees of the corporation and bank upon a change in control of the corporation or the bank, as defined in the agreement. The agreements specify payments to Mr. Krevolin and Mr. Werner upon their termination on or before the three year anniversary of the date of the change of control in an amount equal to the product of the average aggregate annual compensation paid by the corporation and the bank to the respective executive which is includable in the executive's gross income for Federal income tax purposes during the five calendar years preceding the taxable year in which the date of the termination occurs, multiplied by two.

             Compensation Committee Report on Executive Compensation

     QNB's Board of Directors is responsible for the governance of QNB and its subsidiary. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of QNB's shareholders, customers and the communities served by QNB and its subsidiary. To accomplish QNB's strategic goals and objectives, the Board of Directors engages competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish QNB's strategic mission.

     The fundamental philosophy of QNB's and the bank's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The compensation program is administered by a compensation committee comprised of four outside directors who are listed below. The objective of the committee is to establish a fair compensation policy to govern all salaries in order to attract and motivate competent, dedicated and ambitious managers whose efforts will enhance the products and services of QNB, the results of which may include improved profitability, increased dividends to our shareholders and subsequent appreciation in the market value of our shares. While general guidelines are provided for all employees, the compensation committee makes specific recommendations for Mr. Bisko.

     Mr. Bisko's compensation is reviewed and approved annually by the Board of Directors. As a guideline for determining Mr. Bisko's salary, the committee reviews information provided by a Human Resource consultant who compares salaries of Pennsylvania financial institutions operating within QNB's general market area. The compensation committee focuses on the survey data for financial institutions ranging from $300 million to $499 million operating in Southeastern Pennsylvania. Pennsylvania peer group banks have been used because of common industry issues and competition for the same executive talent group.

Chief Executive Officer Compensation

     Mr. Bisko's base salary is $193,556 for 2001, subject to an annual review and adjustment, based upon the Social Security cost of living increase. Mr. Bisko's base pay is determined annually by the compensation committee. In addition, Mr. Bisko has a five-year compensation agreement whereby he is eligible to receive a cash bonus equivalent to 10% of his salary each year over the five-year term of the agreement provided certain financial goals are achieved. The goals are based on QNB increasing its earnings per share by a compounded 10% per year. The earnings per share growth amounts are based on levels achieved in 1996, the base year of the plan. In addition to the annual bonus, Mr. Bisko is also eligible to receive in the fifth year of the plan, 2001, an additional 10% bonus for every year that corporate goals were met over the term of the agreement, provided the fifth year target is met. Mr. Bisko shall also be reimbursed for all reasonable and necessary expenses related to his duties.

     The bank provides Mr. Bisko, for the benefit of his named beneficiary, with a salary continuation agreement. In the event of Mr. Bisko's death, the agreement provides his beneficiary with monthly income for 180 consecutive months. The agreement is enforceable only while Mr. Bisko remains employed by the bank. If Mr. Bisko's employment is terminated for any reason other than death, all rights under the agreement will be terminated. The benefits are funded through an insurance policy with the cost limited to the annual premium on the policy.

     The Bank provides Mr. Bisko with a membership to a country club. Mr. Bisko is reimbursed for the cost of all business related meals at the club. Mr. Bisko is not reimbursed for any personal meals at the country club.


                                        Respectfully submitted,
                                        THE COMPENSATION COMMITTEE

                                        Edgar L. Stauffer, Chairman
                                        Donald T. Knauss
                                        Henry L. Rosenberger
                                        Charles M. Meredith, III
                                        Dennis Helf


                              STOCK INCENTIVE PLAN

     QNB maintains two stock option plans, the 1988 Plan and the 1998 Plan, administered by QNB's Compensation Committee. The committee determines, among other things, the employees to whom awards are granted, the type of awards, and the amount, size, timing and terms of such awards.

     Both plans provide for the granting of either non-qualified stock options or incentive stock options. The exercise price of an option is the fair market value of QNB's common stock at the date of grant as defined in the plans. Participation in the plan is limited to those full-time officers and other key executive employees of QNB or the bank who are in positions in which their decisions, actions, and counsel have a significant impact upon QNB's profitability and success. QNB directors who are not otherwise full-time officers or employees of QNB or the bank are not eligible to participate in the plan. The 1988 Plan authorized the issuance of 86,100 shares. These options expire 5 years from the date of grant. The 1988 Plan expired on February 23, 1998. No additional shares may be granted under this plan. As of March 30, 2001, 76,698 options were granted and 23,097 options were outstanding under the 1988 Plan. At March 30, 2001, an aggregate of 18,383 shares of common stock have been issued pursuant to options granted under this plan.

     The 1998 Plan authorized the issuance of 105,000 shares. The time periods by which any option is exercisable under the 1998 Plan is determined by the committee but may not commence before the expiration of six months or continue beyond the expiration of ten years after the date the option is awarded. As of March 30, 2001, 46,019 options were granted and outstanding under the 1998 Plan.

                          EMPLOYEE STOCK PURCHASE PLAN

     At QNB's 1996 annual meeting, the shareholders approved QNB's Employee Stock Purchase Plan. This plan offers eligible employees an opportunity to purchase, from QNB, shares of common stock at a 5% discount from fair market value (as defined in the plan). The plan authorizes the issuance of 26,250 shares. The initial offering period of the plan commenced on December 1, 1996. As of March 30, 2001, 5,785 shares were issued under the plan. This Plan expires by its terms on June 1, 2001.

                             STOCK PERFORMANCE GRAPH

     Set forth below is a performance graph comparing the yearly cumulative total shareholder return on QNB's common stock with:

o the yearly cumulative total shareholder return on stocks included in the NASDAQ Market Index, a broad market index,

o the yearly cumulative total shareholder return on the SNL $250M to $500M Bank Index, a group encompassing 89 publicly traded banking companies with assets between $250 million and $500 million.

     All of these cumulative total returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.


           Comparison of Five Year Cumulative Total Shareholder Return
               QNB Corp., Mid-Atlantic Banks & NASDAQ Market Index


                                  [LINE CHART]


                                                           Period Ending
Index                          12/31/95    12/31/96    12/31/97     12/31/98    12/31/99    12/31/00
QNB Corp.                       100.00      117.45      122.14       142.81      110.33      184.97
NASDAQ - Total US*              100.00      123.04      150.69       212.51      394.92      237.62
SNL $250M-$500M Bank Index      100.00      129.85      224.58       201.12      187.11      180.15

                            EXECUTIVE OFFICERS OF QNB

     The following list sets forth the names of the executive officers of QNB, and other significant employees, their respective ages, positions held, recent business experience with QNB and the Bank, and the period they have served in their respective capacities.

Thomas J. Bisko

Age 53; Chief Executive Officer of the Bank and QNB from March 1988 to present; President of the Bank from September 1985 to present; President of QNB from May 1986 to present; Treasurer of QNB from February 1986 to present.

Robert C. Werner

Age 43; Executive Vice President/Chief Operating Officer of the Bank from January 1994 to present; Senior Vice President/Chief Financial Officer of the Bank from January 1989 to December 1993; Vice President of QNB from October 1988 to present.

Bret H. Krevolin

Age 38; Executive Vice President/Chief Financial Officer of the Bank from January 2000 to present; Chief Accounting Officer of QNB from January 1992 to present; Senior Vice President/Chief Financial Officer of the Bank from January 1995 to December 1999; Vice President/Controller of the Bank from August 1989 to December 1994.

Bryan S. Lebo

Age 44; Senior Vice President/Senior Lending Officer of the Bank from January 1995 to present; Executive Vice President of Lehigh Valley Bank from 1992 to 1994.

Mary Ann Smith

Age 47; Senior Vice President/Chief Information Officer of the Bank from January 1999 to present; Senior Vice President/Operations of the Bank from January 1995 to December 1998; Vice President/Operations of the Bank from January 1988 to December 1994.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     QNB and the bank have not entered into any material transactions, proposed or consummated, with any director or executive officer of QNB or the bank, or any associate of the foregoing persons, with the exception of that disclosed below. QNB and the bank have engaged in and intend to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers of QNB and the bank and their associates on comparable terms with similar interest rates as those prevailing from time to time for other bank customers.

     Total loans outstanding from the bank at December 31, 2000, to QNB's and the bank's officers and directors as a group, members of their immediate families and companies in which they had an ownership interest of 10% or more amounted to $4,342,000, or approximately 15.2% of the bank's total equity capital. The bank made these loans in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collection or present other unfavorable features. The aggregate amount of indebtedness outstanding as of the latest practicable date, February 28, 2001, to the above described group was $4,614,000.

     During 1999, QNB entered into an agreement with Eugene T. Parzych, Inc., of which Director Gary S. Parzych is President, approved by the Board of Directors, for the improvements and renovation of the bank's offices. The total paid to Eugene T. Parzych, Inc. during 2000 was $167,000.

                      NOMINATIONS AND SHAREHOLDER PROPOSALS

     Nominations for election to the Board of Directors may be made by any shareholder if made in writing and delivered or mailed to the President of QNB, not less than 14 days or more than 50 days prior to any shareholder meeting called for the election of directors, provided however, that if less than 21days notice of the meeting is given to shareholders, the nomination shall be mailed or delivered to the President of QNB not later than the close of business on the 7th day following the day on which the notice of the meeting was mailed. The notification must contain the following information to the extent known to the notifying shareholder:

(a)  the name and address of each proposed nominee;

(b)  the principal occupation of each proposed nominee;

(c) the total number of shares of QNB common stock that will be voted for each proposed nominee;

(d)  the name and residential address of the notifying shareholder;

(e) the number of shares of QNB common stock owned by the notifying shareholder.

Nominations not made in accordance with these provisions may be disregarded by the Chairman at the annual meeting.

     Any shareholder proposal for the 2002 annual meeting must be submitted, in writing, to the Secretary of QNB in accordance with the proxy rules of the Securities and Exchange Commission prior to January 21, 2002. Any shareholder proposal not submitted in accordance with the foregoing may be disregarded by the Chairman at the annual meeting.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires QNB's officers and directors and persons who own more than 10% of QNB's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% owners are required by Securities and Exchange Commission regulations to furnish QNB with copies of all Section 16(a) forms they file.

     To the Board of Directors' knowledge, based solely on review of the copies of such reports furnished to QNB during fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its executive officers and directors were complied with except for Charles M. Meredith, III who filed one form late reporting one transaction.

                                  OTHER MATTERS

     Management is not aware of any business to come before the annual meeting other than those matters described in the proxy statement and the accompanying notice of annual meeting. However, if any other matters should properly come before the annual meeting, it is intended that the proxies hereby solicited will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

If there are not sufficient votes for approval of any of the matters to be acted upon at the annual meeting, the annual meeting may be adjourned to permit the further solicitation of proxies.

                                    Exhibit 1

                                    QNB CORP.
                             AUDIT COMMITTEE CHARTER


AUDIT COMMITTEE MISSION

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and regulatory compliance. Monitor the independence and performance of the Company's independent auditors and internal auditing department.

Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

To effectively perform his or her role, each Committee member will obtain an understanding of the detailed responsibilities of Committee membership.

AUDIT COMMITTEE ORGANIZATION

Audit Committee members shall meet the requirements of the NASD's listing standards. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent, non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgement. All members shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. At least one member of the Committee shall have accounting or related financial management expertise. One of the members shall be designated "Chairman".

The Committee shall meet quarterly, or more frequently as circumstances dictate.

The Committee believes that the above mission statement sets forth its primary roles and responsibilities. In that connection, the following is meant to serve as a guide in achieving that mission.

ROLES AND RESPONSIBILITIES

Review Procedures

1. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments. Discuss with Independent Auditors its judgment about the quality, not just acceptability, of the Company's accounting principles as applied in its financial reporting.

2. In consultation with management, independent auditors, and internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps taken to monitor, control, and report such exposures.

3. Review significant findings prepared by the independent auditors and the internal auditors together with management's responses. Gain an understanding of whether internal control recommendations made by internal and independent auditors have been implemented by management.

Independent Auditors

1. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

2. Review the independent auditors' timetable, scope and approach of the quarterly reviews and annual examination of the financial statements.

3. Obtain from the independent auditors their annual letter to the Audit Committee in satisfaction of SAS 60 and 61 regarding Reportable Conditions and Report to the Audit Committee.

4. Review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

Internal Auditors

1. Approve an Annual Risk Assessment and Audit Plan developed by the Internal Audit Department.

2. Meet quarterly with the Internal Audit Department to gain an understanding of the effectiveness of the internal audit function in evaluating their performance.

3. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

4. The Audit Committee may contract for internal audit services as necessary to assess the adequacy and effectiveness of internal controls, the accuracy of management reporting and compliance with laws, regulations and bank policy. The Audit Committee will set forth the outsourcing vendor's responsibilities in a written contract the terms of which comply with the "Interagency Policy Statement on Internal Audit and Internal Audit Outsourcing."

Compliance with Laws and Regulations

1. Periodically obtain updates from management and compliance auditors regarding compliance with laws and regulations.

2. Review the findings of any examination by regulatory agencies such as the Federal Reserve, FDIC, or Office of the Comptroller of the Currency.

3.   Be familiar with Management's response to regulatory examinations.

Other Committee Responsibilities

1. Review and update the Audit Charter annually and submit the charter to the Board of Directors for approval. Ensure that the charter is included within the Corporation's Form 10-K once every three years.

2. Prepare an annual Audit Committee Report for inclusion in the Corporation's Annual Proxy Statement that states a formal audit charter has been approved and that the Audit Committee has satisfied its responsibility during the year.

3.   Perform other oversight functions as requested by the full Board.

4. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                                    Exhibit 2

                                    QNB CORP.

                          EMPLOYEE STOCK PURCHASE PLAN


1. Purpose. The purpose of the QNB Corp. Stock Purchase Plan is to provide an incentive for Eligible Employees to remain in the employ of the Corporation and to devote their best efforts to its success by affording such employees an opportunity to purchase the Corporation's Common Stock in a convenient and advantageous manner and to maintain a proprietary interest in the Corporation. The Plan is intended to qualify as an "Employee Stock Purchase Plan", pursuant to Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.   Definitions. Whenever used in the Plan:

     (a) "Alternative Offering Price" means 90 % of the Fair Market Value of Common Stock on the last day of the Offering Period (November 30 or May 31) next following the beginning of the Offering Period.

     (b) "Beneficiary" means the person designated by an Eligible Employee, in accordance with Section 11(e), to make the elections prescribed in Section 11(d) in the event of such Eligible Employee's death.

     (c) "Board" means the Board of Directors of QNB Corp.

     (d) "Code" means the Internal Revenue Code of 1986, as amended.

     (e) "Committee" means the Committee of officers appointed by the Corporation's Board of Directors. The initial members of the Committee shall be Thomas J. Bisko, President and Chief Executive Officer, Robert C. Werner, Vice President, and Bret H. Krevolin, Chief Accounting Officer.

     (f) "Common Stock" means the Common Stock, par value $1.25 per share, of the Corporation, as adjusted in accordance with Section 17 of the Plan.

     (g) "Compensation" means the Eligible Employee's wages, salaries, fees for professional services and other amounts received for professional services actually rendered in the course of employment with the Corporation to the extent that the amounts are includible in gross income (including but not limited to, commissions paid salesman, compensation for services on the basis of percentage of the profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Section 62 of the Code and promulgated in Regulation 1.62-2(c), as amended, for a Plan Year).

     (h) "Continuous Status as an Eligible Employee" means the absence of any interruption or termination of service as an Eligible Employee. Continuous Status as an Eligible Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Plan Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Corporation policy adopted from time to time; or (iv) in the case of transfers between locations of the Corporation or between the Corporation and its Subsidiaries.

     (i) "Contributions" means all amounts credited to the account of a participant pursuant to the Plan.

     (j) "Corporate Transaction" means a sale of all or substantially all of the Corporation's assets, or a merger, consolidation or other capital reorganization of the Corporation with or into another Corporation, or any other transaction or series of related transactions in which the Corporation's stockholders immediately prior thereto own less than 50% of the voting stock of the Corporation (or its successor or parent) immediately thereafter.

     (k) "Corporation" means QNB Corp. and such of its Subsidiaries existing as of the effective date of the adoption of the Plan, or thereafter acquired, as may be designated from time to time by the Board.

     (l) "Disability" means total disability as defined in the long term disability plan of the Corporation.

     (m) "Effective Date" means June 1, 2001, the date the initial offering will commence.


     (n) "Eligible Employee" means any person, including an Officer, who is an employee for tax purposes and who is customarily employed for at least twenty
(20) hours per week and has been continuously employed by the Corporation for at least one year preceding the Offering Date.

     (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (p) "Fair Market Value" means the average of the highest and lowest selling prices of Common Stock as reported by a national securities exchange on which the shares of the Common Stock are traded on such date, including the NASDAQ National Market, or the bid price as reported by one of the QNB Corp. market makers.

     Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of Common Stock subject to an option shall be inconsistent with Section 423 of the Code or regulations thereunder.

     (q) "Offering Date" means June 1 or December 1, the days designated by the Board for any offering made under the Plan.

     (r) "Offering Period" means a period of six (6) months for each offering made under the Plan during which payroll deductions shall be made from the Compensation of Eligible Employees granted an option under the offering.

     (s) "Offering Price" means 90% of the Fair Market Value of Common Stock on an Offering Date (June 1 or December 1) of each year during the term of the Plan.

     (t) "Plan" means the QNB Corp. Employee Stock Purchase Plan, as amended from time to time.

     (u) "Plan Administrator" means the person or entity appointed by the Board to administer the Plan in accordance with Section 3.

     (v) "Plan Custodian" means the Corporation or a successor Plan Custodian selected by the Committee.

     (w) "Purchase Date" means the date on which the Plan Custodian credits the Eligible Employee's account (customarily the last day of each Offering Period) for shares purchased under the Plan.

     (x) "Retirement" means retirement under the Quakertown National Bank Retirement Plan or any pension plan of a Subsidiary.

     (y) "Subsidiary" means a domestic or foreign subsidiary corporation of QNB Corp., of which not less than 50% of the voting shares are held by the Corporation or by a Subsidiary, whether or not such Corporation now exists or is hereafter organized or acquired by the Corporation or a Subsidiary.

3.   Administration.

     (a) The Board shall appoint a Committee to serve as Plan Administrator. Except where the Plan specifically reserves the determination of matters to the Board, the Plan shall be administered by the Plan Administrator. In addition to the Plan Administrator's duties with respect to the Plan stated elsewhere in the Plan, the Plan Administrator shall have full authority, consistently with the Plan, to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as is deemed desirable and to make all other determinations necessary or desirable for the administration of the Plan. Except as provided in paragraph (b), all decisions, determinations and interpretations of the Plan Administrator shall be binding upon all persons participating in the Plan.

     (b) If a claim for benefits under the Plan is wholly or partially denied by the Plan Administrator, the claimant may request the Committee to review the denial of his or her claim. The Committee shall make a decision and furnish such decision to the claimant and the Plan Administrator within a reasonable period of time after the request for review is made. All decisions of the Committee shall be final and binding upon all persons participating in the Plan.

     (c) It is intended that the Plan shall constitute an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code. The Plan Administrator shall administer the Plan in such a manner as to carry out this intention.

4. Shares Subject to the Plan. The aggregate number of shares of Common Stock which may be purchased pursuant to options granted under the Plan is 20,000 shares, subject to adjustment pursuant to Section 17. All options granted pursuant to the Plan shall be subject to the same rights and privileges. The shares of Common Stock delivered by the Corporation pursuant to the Plan may be previously issued shares reacquired by the Corporation or authorized but unissued shares. If any option expires or terminates for any reason without having been exercised in full, the shares covered by the unexercised portion of such option shall again be available for options within the limit specified above.

5. Offerings. Subject to the provisions of the Plan, the Board shall from time to time in its discretion make offerings to Eligible Employees to purchase Common Stock under the Plan. The terms and conditions for each such offering shall specify the Offering Date, the Offering Price, the Offer Period and the number of shares of Common Stock that may be purchased under the offering. It is anticipated, but not required, that additional offerings of six months each will be made under the Plan commencing on December 1 and June 1 of each year during the term of the Plan. The initial offering will commence on June 1, 2001.

6.   Number of Shares Employee May Purchase.

     (a) Pursuant to any offering made under the Plan, and subject to the provisions of the Plan, no Eligible Employee maybe granted an option to purchase shares of Common Stock under the Plan which would permit him or her to purchase shares of Common Stock which exceeds $15,000 of Fair Market Value of such stock (determined at the time such option was granted) for each calendar year for which such option was outstanding. The Board may change from time to time the total dollar limit of shares that may be purchased by an Eligible Employee for each calendar year for which such option was outstanding, but not to exceed the limitations contained in Section 423 of the Code.

     (b) No Eligible Employee may be granted an option to purchase shares of Common Stock under the Plan if such Eligible Employee, immediately after the option is granted, would own stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Corporation or its Subsidiaries. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply and stock which the Fair Market Value may purchase under outstanding stock options shall be treated as stock owned by such Eligible Employee.

7.   Method of Participation.

     (a) The Plan Administrator shall give notice to Eligible Employees of each offering of options to purchase shares of Common Stock pursuant to the Plan and the terms and conditions for each offering.

     (b) Each Eligible Employee who desires to accept all or any part of the option to purchase shares of Common Stock under an offering shall signify his or her election to do so by authorizing the Corporation, in the form and manner prescribed by the Plan Administrator, to make payroll deductions in any whole percentage of Compensation of at least 1 percent (1%) and not more than 5 percent (5%). Such election and authorization must be made at least 15 days prior to an Offering Period and shall continue in effect unless and until such Eligible Employee changes his or her payroll deductions or terminates his or her employment with the Corporation, as provided in Section 8 and 11 respectively.

     (c) The Board may change from time to time the minimum and maximum percentage limits of payroll deductions set forth in Section 7(b) of the Plan.

8.   Payroll Deductions.

     (a) The percentage of Compensation elected by each Eligible Employee for the purchase of shares of Common Stock covered by the option granted to such Eligible Employee in any offering shall be deducted during the Offer Period specified in the offering through regular payroll deductions, and shall be credited to an account maintained in his or her name. The percentage of Compensation so deducted may not be increased or decreased by the Eligible Employee at any time during the Offer Period except as provided in Sections 7(b) and 8(b) of the Plan.

     (b) To the extent necessary to comply with the provisions of Section 423(b) of the Code, at any time during the Offer Period for any offering, an Eligible Employee granted an option to purchase shares of Common Stock under such offering may direct the Corporation to suspend further payroll deductions with respect to such option, in which case all payroll deductions with respect to such option shall cease as soon as administratively practical. In that event, any amounts already credited to his or her account during the Offer Period in which such suspension occurs shall be retained by the Corporation until the end of such Offer Period, at which time such amounts shall be used to purchase shares under the option in accordance with Section 9. An Eligible Employee who has suspended further payroll deductions may direct the Corporation to reinstate deductions at the next Offer Period. An Eligible Employee's election to suspend payroll deductions, or to reinstate deductions, shall be made by the filing of a notice with the Plan Administrator in the form and manner and within the time period prescribed by the Plan Administrator, and such changes shall be effective as soon as administratively practical.

9.   Exercise of Options and Purchase of Shares.

     (a) Unless an Eligible Employee granted an option under any offering has subsequently suspended payroll deductions pursuant to Section 8, such option shall be deemed to have been exercised as of the last day of the Offer Period for such offering and shall become on each date an irrevocable obligation to purchase Common Stock in accordance with the provisions of the Plan. The number of shares of Common Stock purchased each Offer Period by each such Eligible Employee shall be determined by dividing (i) the amount (including all payroll deductions and any dividends paid by the Corporation on shares credited to such Eligible Employee's account) accumulated in his or her account during such Offer Period by (ii) the lower or the Offering Price or the Alternative Offering Price, but in no event shall the aggregate number of shares purchased in any Offer Period exceed the maximum number of shares of such Eligible Employee was entitled to purchase pursuant to the limitations provided in Section 6. The shares of Common Stock purchased by each such Eligible Employee pursuant to this
Section 9 shall be credited to such Eligible Employee's account, and shall be held in such account until withdrawn, distributed or sold pursuant to Section 10, 11 or 19, whichever is applicable.

     (b) If, with respect to any offering made under the Plan, the Eligible Employees participating in the offering becoming entitled at the end of any Offer Period during the Offer Period for such offering to purchase more than the aggregate number of shares of Common Stock specified by the number of shares, and any amounts remaining in the accounts of Eligible Employees shall be refunded in each as soon as practicable thereafter.

10.  Withdrawal and Sale of Shares.

     (a) An Eligible Employee may, at any time, elect to withdraw part or all of the shares of Common Stock, except fractional shares, held in his or her account pursuant to Section 9. As soon as practicable thereafter, a certificate for the number of whole shares which such Eligible Employee has elected to withdraw shall be issued to him or her. No certificate for fractional shares shall be issued and the value of any such fractional shares, as determined by the Plan Custodian, shall be paid in cash.

     (b) An Eligible Employee's election to withdraw or sell shares of Common Stock pursuant to paragraphs (a) and (b), respectively, shall be made by the filing of a notice with the Plan Administrator in the form and manner prescribed by the Plan Administrator.

11.  Rights Upon Death or Other Termination of Employment.

     (a) If the employment of an Eligible Employee granted an option to purchase shares of Common Stock under any offering terminates during the Offer Period for such offering because of death, disability or retirement, the Eligible Employee or, if applicable, such Eligible Employee's estate, may elect to (i) cancel the option, in which event the Corporation shall distribute the balance in such Eligible Employee's account as soon as practicable thereafter, or (ii) exercise the semi-annual installment of the option for the Offer Period during which such termination of employment occurs, in which event any amounts already credited to such Eligible Employee's account during such Offer Period shall be retained by the Corporation until the end of such Offer Period, at which time such amounts shall be used to purchase shares under the option in accordance with Section 9, and as soon as practicable thereafter the Corporation shall distribute the balance of such account.

     (b) If the employment of an Eligible Employee granted an option under any offering terminates for any reason other than death, disability or retirement, the Corporation shall distribute such Eligible Employee's account as soon as practicable thereafter.

     (c) If shares of Common Stock represent any portion of the balance in an Eligible Employee's account which is required to be distributed pursuant to paragraph (a) or (b) of this section, the Eligible Employee or if applicable, such Eligible Employee's estate, may elect to receive a distribution of such shares, in which event a certificate for such shares shall be issued, provided that no certificate for fractional shares shall be issued and the value of any remaining amounts, as determined by the Plan Custodian, shall be distributed in cash.

     (d) An election pursuant to paragraph (a) or (b) of this section shall be made by the filing of a notice with the Plan Administrator in the form and manner and within the time period prescribed by the Plan Administrator. If no such notice is filed within the time period prescribed by the Plan Administrator, (i) in the case of the election provided in paragraph (a), the Corporation shall treat the option as canceled in accordance with subdivision
(ii) of that paragraph, and (ii) in the case of the election provided in paragraph (c), the Plan Custodian shall distribute certificates for the shares in accordance with subdivision (ii) of that paragraph.

     (e) Each Eligible Employee may designate a Beneficiary, in the form and manner prescribed by the Plan Administrator, to make the elections prescribed in paragraph (d) of the section in the event of such Eligible Employee's death. Such Beneficiary designation may be changed by the Eligible Employee at any time. If there is no valid Beneficiary designation at the time of the Eligible Employee's death (because the designated Beneficiary predeceased the Eligible Employee for any other reason), the election shall be made by the executor or administrator of the Eligible Employee's estate.

12. Shareholder Rights. An Eligible Employee granted an option to purchase shares of Common Stock under the Plan shall not be entitled to any rights as a shareholder with respect to any shares covered by such option until such shares shall have been registered on the transfer books of QNB Corp. in the name of such person.

13. Rights Not Transferable. An Eligible Employee's rights under the Plan are exercisable, during his or her lifetime, only by such employee and may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer such rights shall be void and shall automatically cause the option held by the Eligible Employee to be terminated. In such event, any cash remaining in the account of such Eligible Employee shall be refunded to him or her.

14. Notice Premature Disposition. If within two years after the date of grant of an option to an Eligible Employee under the Plan or within one year after the transfer of shares of Common Stock to such Eligible Employee on any exercise of the option, the Eligible Employee makes a disposition (as defined in Section 424(c) of the Code) of shares of such Common Stock, such Eligible Employee shall notify the Plan Administrator within 10 days after such disposition.

15. Use of Proceeds. The proceeds received by the Corporation from the sale by it of shares of Common Stock to persons exercising options pursuant to the Plan will be used for the general purposes of the Corporation.

16. Laws, Regulations and Listings. All rights granted or to be granted to Eligible Employees under the Plan are express subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale or transfer of the shares of Common Stock reserved for the Plan including without limitation, there being a current registration statement covering the offer of shares of Common Stock purchasable under options on the last day of the Offer Period applicable to such options. If a registration statement shall not then be effective, the term of such options and the Offer Period shall be extended until the first business day after the effective date of such registration statement, or post-effective amendment thereto, but in no event later than 27 months after the date such options were granted. In addition, all rights are subject to the due listing of such shares of Common Stock on any stock exchanges where the Common Stock is listed.

17. Adjustment Upon Changes in Capitalization. If there is a change in the number or kind of outstanding shares of Common Stock of QNB Corp., by reason of a stock dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination or reclassification of the Common Stock, including any change in the number of shares of Common Stock in connection with a change of domicile of the Corporation, or any increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Corporation, including the conversion of any convertible securities. In such event, appropriate adjustments shall be made by the Board to the number and kind of shares subject to the Plan, the number and kind of shares under options then outstanding, the maximum number of shares available for options, the Offering Price and Alternative Offering Price, and other relevant provisions, to the extent that the Board, in its sole discretion, determines that such change makes such adjustments necessary or equitable, which adjustments shall be final, binding and conclusive.

18. No Employment Rights. Nothing in the Plan shall confer upon any employee of the Corporation any right to continued employment, or interfere with the right of the Corporation to terminate his or her employment at any time.

19.  Termination; Amendments.

     (a) The Board may, at any time, terminate the Plan. Unless the Plan shall previously have been terminated by the Board, it shall terminate on June 1, 2006. No option may be granted after such termination. Upon termination of the Plan, shares of Common Stock held in the accounts of Eligible Employees shall be issued to them, and cash, if any, remaining in such accounts shall be refunded to them, unless such shares and cash are transferred to a successor plan, if any, at the election of the Eligible Employee.

     (b) The Board may, at any time or times, amend the Plan or amend any outstanding options or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law.

     (c) Except as provided in Section 17, no such amendment of the Plan shall, without the approval of the shareholders of QNB Corp. (which shall not occur more frequently than once every six months): (i) increase the maximum number of shares which may be purchased pursuant to options granted under the Plan; (ii) reduce the price at which shares of Common Stock subject to options granted under the Plan may be purchased; (iii) change the definition of Subsidiaries eligible to participate in the Plan; or (iv) materially increase the benefits accruing to participants in the Plan.

     (d) No termination or amendment of the Plan shall, without the consent of an Eligible Employee, adversely affect the Eligible Employee's rights under any option previously granted under the Plan.

20. Effective Date. The Plan shall become effective upon approval by the Board; provided, however, that the Plan shall be submitted to the shareholders of QNB Corp. for approval in accordance with corporate law of the Commonwealth of Pennsylvania, and if not approved by the shareholders shall be of no force and effect.

     IN WITNESS WHEREOF, the Corporation has caused the Plan to be duly executed by its officers as of the 20th day of March, 2001.


(SEAL)


Attest:                                      QNB CORP.


/s/  Bret H. Krevolin                        /s/  Thomas J. Bisko
------------------------                     --------------------------
Bret H. Krevolin                             Thomas J. Bisko
Chief Accounting Officer                     President/CEO

PLEASE MARK VOTES               REVOCABLE PROXY
AS IN THIS EXAMPLE                 QNB Corp.


                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 15, 2001

     The undersigned hereby appoints James Ebbert, Philip D. Miller and Daniel
W. Schantz, and each of them, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of QNB Corp. common stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the offices of The Quakertown National Bank, 320 West Broad Street, Quakertown, PA at 11:00 a.m., local time on Tuesday, May 15, 2001, and at any and all adjournments of the meeting.

                                                     ---------------------------
        Please be sure to sign and date                Date
         this Proxy in the box below.
--------------------------------------------------------------------------------

     Shareholder sign above                  Co-holder(if any) sign above


                                                             With-     For All
                                                     For     hold      Except

1. The election as Class I directors of all nominees listed (except as marked to the contrary), for three- year terms.

                   Norman L. Baringer Charles M. Meredith, III
                                 Gary S. Parzych

INSTRUCTION: To withhold your vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


--------------------------------------------------------------------------------

                                                     For    Against     Abstain

2.   The adoption of the QNB Corp. Employee Stock
     Purchase Plan.

     In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement of the meeting.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR THE PROPOSAL ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGEMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. The Board of Directors recommends a vote "FOR" each of the nominees listed and "FOR" proposal 2.


    Detach above card, sign, date and mail in postage paid envelope provided.

                                    QNB Corp.

--------------------------------------------------------------------------------
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Should the above signed be present and choose to vote at the Annual Meeting or at any adjournments or postponements of the meeting, and after notification to the Secretary of the Company at the Annual Meeting of the shareholder's decision to terminate this proxy, then the powers of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

     The above signed acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report.

     Please sign exactly as your name(s) appear(s) above. When signing as an attorney, executor, administrator, trustee, or guardian, please give your full title. If signer is a corporation, please sign full corporate name by authorized officer. If shares are held jointly, each holder should sign.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY

--------------------------------------------------------------------------------